      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2000
                                                        REGISTRATION NO. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           INFORMATION RESOURCES, INC.
             (Exact name of registrant as specified in its charter)
             DELAWARE                                  36-2947987
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                150 NORTH CLINTON STREET, CHICAGO, ILLINOIS 60661
                    (Address of Principal Executive Offices)

            INFORMATION RESOURCES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              MONICA M. WEED, ESQ.
    EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL, INFORMATION RESOURCES, INC.
                150 NORTH CLINTON STREET, CHICAGO, ILLINOIS 60661
                   (312) 726-1221 (PHONE) (312) 726-1091 (FAX)
           (Name, Address, and Telephone Number of Agent for Service)

                                 WITH A COPY TO:
                           ROBERT A. MCWILLIAMS, ESQ.
                FREEBORN & PETERS, 311 SOUTH WACKER DRIVE, SUITE
                  3000, CHICAGO, ILLINOIS 60606 (312) 360-6551
                          (PHONE) (312) 360-6570 (FAX)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement. The securities that are being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.


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                              CALCULATION OF REGISTRATION FEE

            Title Of Securities                  Amount To Be        Offering Price           Amount Of
            To Be Registered(1)                  Registered(2)       Per Share(3)         Registration Fee
----------------------------------------------------------------------------------------------------------

  Common Stock $.01 par value per share.......     1,000,000            $4.1875               $1,105.50

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


(1)  Includes registration of any interests in the plans.

(2) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(3) The Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to 1,000,000 shares of Common Stock authorized for issuance pursuant to the Information Resources, Inc. Employee Stock Purchase Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 13, 2000.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INFORMATION INCORPORATED BY REFERENCE.

           The following documents filed by Information Resources, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference:

           (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1999;

           (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

           (c) the description of the Company's common stock, par value $.01 per share, contained in the Company's Registration Statement on Form 8-A dated December 22, 1983; and

           (d) the description of the Company's stock purchase rights contained in the Company's Registration Statement on Form 8-A dated March 15, 1989.

           (e) All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

           Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           The Registrant's Certificate of Incorporation: (a) eliminates the personal liability of the Registrant's directors and officers for monetary damages arising from a breach of their fiduciary duties under certain circumstances; and (b) authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The limitation of liability in the Certificate of Incorporation does not affect the availability of equitable remedies such as injunctive relief or rescission, and does not apply to liabilities arising under the federal securities laws. The Registrant's Bylaws: (a) allow for the indemnity of the Registrant's directors and officers to the fullest extent



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permitted by the Delaware General Corporation Law; and (b) require, under certain circumstances, Registrant to advance expenses to its directors and officers in connection with a legal proceeding.

           Registrant has also entered into indemnification agreements with its directors which allow for the indemnification of directors for most expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action brought by or in the right of Registrant, or any other company or enterprise to which the person provides services at the request of Registrant. Under these Agreements, Registrant is also required to advance expenses to its directors under certain circumstances.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

           The exhibits listed on the accompanying Index to Exhibits are a part of this Registration Statement. (See Exhibit Index below).

ITEM 9.    UNDERTAKINGS.

           (a)      Registrant undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
                                    Notwithstanding the foregoing, any
                                    increase or decrease in volume of
                                    securities offered (if the total dollar
                                    value of securities offered would not
                                    exceed that which was registered) and
                                    any deviation from the low or high end
                                    of the estimated maximum offering range
                                    may be reflected in the form of a
                                    prospectus filed with the Commission
                                    pursuant to Rule 424(b) if, in the
                                    aggregate, the changes in volume and
                                    price represent no more than a 20%
                                    change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (1)(i) and
                    (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant


                                      -2-


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                    pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


           (b) Registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the annual report of Registrant pursuant to Section 13(a) or
                    Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois on May 31, 2000.

                                  INFORMATION RESOURCES, INC.

                                  By: /s/ JOSEPH P. DURRETT
                                      ---------------------
                                                  Joseph P. Durrett
                                                  Chairman, President and Chief
                                                  Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Durrett and Monica M. Weed, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 31, 2000.


/s/ JOSEPH P. DURRETT               Chairman, President and Chief Executive
---------------------------         Officer (Principal Executive Officer) and
     Joseph P. Durrett              Director

/s/ ANDY BALBIRER                   Chief Financial Officer (Principal
---------------------------         Financial and Accounting Officer)
      Andy Balbirer

/s/ JAMES G. ANDRESS                Director
---------------------------
     James G. Andress

/s/ WILLIAM B. CONNELL              Director
---------------------------
   William B. Connell

/s/ EDWIN E. EPSTEIN                Director
---------------------------
    Edwin E. Epstein

/s/ BRUCE A. GESCHEIDER             Director
---------------------------
    Bruce A. Gescheider

/s/ JOHN D.C. LITTLE, Ph.D.         Director
---------------------------
  John D.C. Little Ph.D.



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/s/ LEONARD M. LODISH               Director
---------------------------
    Leonard M. Lodish

/s/ EDWARD E. LUCENTE               Director
---------------------------
    Edward E. Lucente

/s/ JEFFREY P. STAMEN               Director
---------------------------
   Jeffrey P. Stamen

/s/ R.H. VAN WAGENER, JR.           Director
---------------------------
   R.H. Van Wagener, Jr.

/s/ THOMAS W. WILSON, JR.           Director
---------------------------
   Thomas W. Wilson, Jr.



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                                  EXHIBIT INDEX

Exhibit             Description

4.1                 Certificate of Incorporation of the Registrant, as
                    amended (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, and Exhibit 3(c) to the Registrant's Annual Report on Form 10-K for the year ended December 31,
                    1989)

4.2 By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, and
                    Exhibit 3(d) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1989)

4.3 Form of Rights Agreement between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on March 15,
                    1989)

5.1                 Opinion of Freeborn & Peters (filed herewith)

23.1                Consent of Ernst & Young LLP (filed herewith)

23.2 Consent of Freeborn & Peters (contained in Exhibit 5.1 hereto)

24.1                Power of Attorney (contained on Signature Page)

99.1                Information Resources, Inc. Employee Stock Purchase Plan
                    (filed herewith)